Exhibit 10.12

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this 15th day of March, 2021, by the Borrower listed on the signature page hereof, in favor of the Secured Parties under and as defined in the below-described Security Agreement.

RECITALS

WHEREAS, pursuant to that certain Purchase Agreement, dated as of March 15, 2021 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the “Purchase Agreement”), by and among Perfect Moment Ltd., a Delaware corporation (the “Borrower”), the Borrower has agreed to issue to Holder certain Notes; and

WHEREAS, in order to induce each of the Secured Parties to enter into the transactions contemplated in the Purchase Agreement, the Borrower has executed and delivered to each of the Secured Parties that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, the Borrower is required to execute and deliver to each of the Secured Parties this Copyright Security Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. The Borrower hereby grants to each Secured Party a continuing (subject to the Permitted Liens) security interest in all of the Borrower’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”):

(a) all of the Borrower’s Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all reissues, continuations or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by the Borrower against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Copyright Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Borrower, or any of them, to Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Secured Parties pursuant to the Security Agreement. The Borrower hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to their respective security interests in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. To the extent required under the Security Agreement, the Borrower shall give Secured Parties prompt notice in writing of any additional copyright registrations or applications therefor after the date hereof. The Borrower hereby authorize Secured Parties unilaterally to modify this Agreement by amending Schedule I to include any future registered copyrights or applications therefor of the Borrower. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from any Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Copyright Security Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. In proving this Copyright Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

7. CONSTRUCTION. Unless the context of this Copyright Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Copyright Security Agreement or any other Transaction Document refer to this Copyright Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Copyright Security Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The language used in this Copyright Security Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Copyright Security Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the Borrower has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

BORROWER:	Perfect Moment Ltd., a Delaware corporation

By:
Name:
Title:

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Borrower	Country	Copyright	Registration No.	Registration Date

Copyright Licenses